Exhibit 4.6 EXECUTION COPY AMENDMENT NO. 1 Dated as of December 20, 2019 to CREDIT AGREEMENT Dated as of March 23, 2018 THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 20, 2019 by and among nVent Finance S.à r.l., a Luxembourg private limited liability company (Société à responsabilité limitée) having its registered office at 26, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B219846 (the “Company”), nVent Electric plc, an Irish public limited company (the “Parent”), and Hoffman Schroff Holdings, Inc. (formerly known as Pentair Technical Products Holdings, Inc.), a Delaware corporation (the “Affiliate Borrower”, collectively with the Company and the Parent, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Credit Agreement dated as of March 23, 2018, by and among the Loan Parties, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. WHEREAS, the Loan Parties have requested that the Required Lenders agree to make certain modifications to the Credit Agreement; WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. 1. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”), the parties hereto agree that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”). 2. Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied: (a) The Administrative Agent (or its counsel) shall have received either US-DOCS\111992278.5

(A) counterparts of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment. (b) (i) The Administrative Agent shall have received, at least five (5) days prior to the Amendment Effective Date, all documentation and other information regarding any Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Amendment Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (b) shall be deemed to be satisfied). (c) The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including the reasonable, documented and invoiced fees, disbursements and other charges of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Administrative Agent) in accordance with the Loan Documents. The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding. 3. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows: (a) Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of each Loan Party enforceable against the applicable Loan Parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting creditors’ rights generally, any mandatory applicable provisions of Luxembourg law of general application and general principles of equity. (b) As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement (other than the representations contained in Sections 3.04(b) and 3.05 of the Credit Agreement) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date. 4. Confirmation of Guarantees. The Parent, by its execution of this Amendment, hereby consents to this Amendment and confirms and ratifies that all of its obligations as a Guarantor under the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement and, for the avoidance of doubt, acknowledges and agrees and confirms that the Term Loans made by the Term Lenders to the Company on the Amendment Effective Date are part of the “Guaranteed Obligations” that are guaranteed by the Parent under the Amended Credit Agreement. 2

5. Reference to and Effect on the Credit Agreement. (a) From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement. (b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment shall be a Loan Document. 6. Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to only the jurisdiction of (i) the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan and (ii) any U.S. federal or Illinois state court sitting in Chicago, Illinois, and in each case any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. [Signature Pages Follow] 3

ANNEX A Attached

~~EXECUTION COPY~~

CREDIT AGREEMENT

dated as of

March 23, 2018

among

NVENT ELECTRIC plc
as Parent,

NVENT FINANCE S.À R.L.
as Company,

~~PENTAIR TECHNICAL PRODUCTS~~HOFFMAN SCHROFF HOLDINGS, INC.
as an Affiliate Borrower

The Other Affiliate Borrowers From Time to Time Party Hereto,
The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.
as Administrative Agent,

BANK OF AMERICA, N.A.
~~THE~~MUFG BANK~~ OF TOKYO-MITSUBISHI UFJ~~, LTD.
CITIBANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION
as Syndication Agents,

and

GOLDMAN SACHS BANK USA
WELLS FARGO BANK, NATIONAL ASSOCIATION
HSBC BANK USA, NATIONAL ASSOCIATION and
DEUTSCHE BANK SECURITIES INC.
as Documentation Agents

JPMORGAN CHASE BANK, N.A.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
~~THE~~MUFG BANK~~ OF TOKYO-MITSUBISHI UFJ~~, LTD.
CITIGROUP GLOBAL MARKETS INC. and
U.S. BANK NATIONAL ASSOCIATION

US-DOCS\~~111991625.1~~111991625.6

TABLE OF CONTENTS

		Page
ARTICLE I. DEFINITIONS		**5**
SECTION 1.01	Defined Terms	5
SECTION 1.02	Classification of Loans and Borrowings	~~36~~37
SECTION 1.03	Terms Generally	~~36~~37
SECTION 1.04	Accounting Terms; GAAP	~~36~~37
SECTION 1.05	Interest Rates	~~37~~38
SECTION 1.06	Luxembourg Terms	~~37~~38
SECTION 1.07	Certain Calculations	~~37~~38
SECTION 1.08	**Divisions**	39
ARTICLE II. THE CREDITS		**~~38~~39**
SECTION 2.01	Commitments	~~38~~39
SECTION 2.02	Loans and Borrowings	~~38~~39
SECTION 2.03	Requests for Borrowings	~~39~~40
SECTION 2.04	Determination of Dollar Amounts	~~39~~41
SECTION 2.05	Swingline Loans	~~40~~41
SECTION 2.06	Letters of Credit	~~41~~43
SECTION 2.07	Funding of Borrowings	~~47~~48
SECTION 2.08	Interest Elections	~~48~~49
SECTION 2.09	Termination and Reduction of Commitments	~~49~~50
SECTION 2.10	Repayment and Amortization of Loans; Evidence of Indebtedness	~~50~~51
SECTION 2.11	Prepayment of Loans	~~51~~52
SECTION 2.12	Fees ~~52~~53	
SECTION 2.13	Interest	~~53~~54
SECTION 2.14	Alternate Rate of Interest	~~55~~56
SECTION 2.15	Increased Costs	~~56~~57
SECTION 2.16	Break Funding Payments	~~58~~59
SECTION 2.17	Taxes ~~58~~59	
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~65~~66
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~67~~68
SECTION 2.20	Expansion Option	~~68~~69
SECTION 2.21	Market Disruption	~~69~~70
SECTION 2.22	Judgment Currency	~~70~~71
SECTION 2.23	Designation of Affiliate Borrowers	~~70~~71
SECTION 2.24	Defaulting Lenders	~~70~~72
SECTION 2.25	Extension of Maturity Date.	~~72~~74
ARTICLE III. REPRESENTATIONS AND WARRANTIES		**~~75~~76**
SECTION 3.01	Corporate Existence and Power.	~~75~~76
SECTION 3.02	Corporate and Governmental Authorization; Contravention.	~~75~~76
SECTION 3.03	Binding Effect.	~~75~~76
SECTION 3.04	Financial Information	~~75~~76
SECTION 3.05	Litigation, etc.	~~76~~77
SECTION 3.06	ERISA Compliance.	~~76~~77
SECTION 3.07	Taxes.	~~76~~77
SECTION 3.08	Not an Investment Company.	~~76~~77

SECTION 3.09	Environmental Matters	~~76~~77
SECTION 3.10	Use of Proceeds.	~~76~~77
SECTION 3.11	Disclosure.	~~76~~77
SECTION 3.12	Anti-Corruption Laws and Sanctions.	~~77~~78
SECTION 3.13	Domiciliation; Centre of Main Interests	~~77~~78
SECTION 3.14	Swiss Non-Bank Rules	78
SECTION 3.15	EEA Financial Institutions	~~78~~79
SECTION 3.16	Irish Loan Party	~~78~~79
SECTION 3.17	Tax Residence	~~78~~79
ARTICLE IV. CONDITIONS		~~78~~79
SECTION 4.01	Effective Date	~~78~~79
SECTION 4.02	Closing Date	~~79~~80
SECTION 4.03	Each Credit Event	~~80~~81
SECTION 4.04	Designation of an Affiliate Borrower	~~81~~82
ARTICLE V. AFFIRMATIVE COVENANTS		~~82~~83
SECTION 5.01	Information.	~~82~~83
SECTION 5.02	Use of Proceeds	~~84~~85
SECTION 5.03	Compliance with Contractual Obligations and Laws	~~84~~85
SECTION 5.04	Insurance.	~~84~~85
SECTION 5.05	Ownership of Borrowers.	~~84~~85
SECTION 5.06	Payment of Taxes	~~84~~85
SECTION 5.07	Swiss Non-Bank Rule	~~85~~86
SECTION 5.08	Loan Party Location	~~85~~86
SECTION 5.09	Tax Residence	~~85~~86
SECTION 5.10	Service of Process Agent	~~85~~86
ARTICLE VI. NEGATIVE COVENANTS		~~85~~86
SECTION 6.01	Maximum Net Leverage Ratio	~~85~~86
SECTION 6.02	Minimum Interest Coverage Ratio	~~86~~87
SECTION 6.03	Negative Pledge.	~~86~~87
SECTION 6.04	Consolidations, Mergers and Sales of Assets; Acquisitions.	~~88~~89
SECTION 6.05	Subsidiary Debt.	~~88~~89
SECTION 6.06	OFAC and Anti-Corruption Laws	~~89~~90
ARTICLE VII. EVENTS OF DEFAULT		~~90~~91
ARTICLE VIII. THE ADMINISTRATIVE AGENT		~~93~~94
SECTION 8.01	Authorization and Action	~~93~~94
SECTION 8.02	Administrative Agent's Reliance, Indemnification, Etc	~~95~~96
SECTION 8.03	Posting of Communications.	~~96~~97
SECTION 8.04	The Administrative Agent Individually	~~97~~98
SECTION 8.05	Successor Administrative Agent	~~97~~98
SECTION 8.06	Acknowledgement of Lenders and Issuing Banks.	~~98~~99
SECTION 8.07	Certain ERISA Matters	~~98~~99
ARTICLE IX. MISCELLANEOUS		~~100~~101
SECTION 9.01	Notices	~~100~~101
SECTION 9.02	Waivers; Amendments	~~102~~103
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~104~~105

SECTION 9.04	Successors and Assigns	~~105~~106
SECTION 9.05	Survival	~~110~~111
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~110~~111
SECTION 9.07	Severability	~~111~~112
SECTION 9.08	Right of Setoff	~~111~~112
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~111~~112
SECTION 9.10	WAIVER OF JURY TRIAL	~~112~~113
SECTION 9.11	Headings	~~113~~114
SECTION 9.12	Confidentiality	~~113~~114
SECTION 9.13	USA PATRIOT Act	~~114~~115
SECTION 9.14	Interest Rate Limitation	~~114~~115
SECTION 9.15	No Fiduciary Duty, etc	~~114~~115
SECTION 9.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~115~~116
SECTION 9.17	Confirmation of Lender's Status as Swiss Qualifying Lender	116
SECTION 9.18	**Acknowledgement Regarding Supported QFCs**	**117**

ARTICLE X. PARENT GUARANTEE ~~116~~117

SCHEDULES:

Schedule 2.01	--	Commitments
Schedule 2.05	--	Swingline Sublimits
Schedule 6.03	--	List of Existing Liens
Schedule 6.05	--	Existing Debt

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B-1	--	Form of Opinion of Foley & Lardner LLP
Exhibit B-2	--	Form of Opinion of Arthur Cox
Exhibit B-3	--	Form of Opinion of Allen & Overy
Exhibit C-1	--	Form of Increasing Lender Supplement
Exhibit C-2	--	Form of Augmenting Lender Supplement
Exhibit D-1	--	Form of Revolving Credit Note
Exhibit D-2	--	Form of Term Loan Note
Exhibit E	--	List of Effective Date and Closing Date Documents
Exhibit F-1	--	Form of Affiliate Borrowing Agreement
Exhibit F-2	--	Form of Affiliate Borrowing Termination
Exhibit G-1	--	Form of Borrowing Request
Exhibit G-2	--	Form of Interest Election Request
Exhibits H-1-4	--	Form of U.S. Tax Compliance Certificates
Exhibit I	--	Form of Irish Qualifying Lender Confirmation

CREDIT AGREEMENT (this "Agreement") dated as of March 23, 2018 among NVENT ELECTRIC plc, an Irish public limited company, NVENT FINANCE S.À R.L., a Luxembourg private limited liability company (*Société à responsabilité limitée*) having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B219846, the other AFFILIATE BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., ~~THE~~MUFG BANK~~ OF TOKYO-MITSUBISHI UFJ~~, LTD. **(f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.)**, CITIBANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agents and GOLDMAN SACHS BANK USA, WELLS FARGO BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION and DEUTSCHE BANK SECURITIES INC., as Documentation Agents.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"ABR", when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

"Acquisition" means any transaction or series of related transactions (excluding any transaction solely among the Parent and/or one or more persons that are already Subsidiaries) that result, directly or indirectly, in (a) the acquisition by the Parent or any Subsidiary of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that the Parent or a Subsidiary is the ultimate surviving entity.

"Additional Commitment Lender" has the meaning assigned to such term in Section 2.25(d).

"Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means JPMCB (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise (but, for the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or senior officer of such Person).

"Affiliate Borrower Sublimit" means $300,000,000.

"Affiliate Borrowers" means, collectively, the Initial Affiliate Borrower and any Eligible Subsidiary that becomes an Affiliate Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be an Affiliate Borrower; and "Affiliate Borrower" means any of the Affiliate Borrowers.

"Affiliate Borrowing Agreement" means an Affiliate Borrowing Agreement substantially in the form of Exhibit F-1.

"Affiliate Borrowing Termination" means an Affiliate Borrowing Termination substantially in the form of Exhibit F-2.

"Agent Indemnitee" has the meaning assigned to it in Section 9.03(c).

"Agreed Currencies" means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

"Agreed LC Currencies" means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

"Agreed Loan Currencies" means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (A) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (B) for which a LIBOR Screen Rate is available in the Administrative Agent's reasonable determination and (C) that is agreed to by the Administrative Agent and each of the Revolving Lenders.

"Agreement" means this Credit Agreement.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Alternative Rate" has the meaning assigned to such term in Section 2.14(a).

"Amendment No. 1 Effective Date" means December 20, 2019.

7

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Parent and its affiliated companies concerning or relating to bribery or corruption.

"Applicable LC Sublimit" means (i) with respect to JPMCB in its capacity as an Issuing Bank under this Agreement, $40,000,000, (ii) with respect to Bank of America, N.A. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (iii) with respect to ~~The~~MUFG Bank ~~of Tokyo-Mitsubishi UFJ~~, Ltd. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (iv) with respect to Citibank, N.A. in its capacity as an Issuing Bank under this Agreement, $40,000,000, (v) with respect to U.S. Bank National Association in its capacity as an Issuing Bank under this Agreement, $40,000,000 and (vi) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

"Applicable Maturity Date" has the meaning assigned to such term in Section 2.25(a).

"Applicable Percentage" means, with respect to any Lender, (a) with respect to Revolving Loans, Revolving Credit Exposure, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender's Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments) and (b) with respect to the Term Loans, (i) at any time prior to advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender's Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders and (ii) at any time after advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender's outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that, in the case of each of the foregoing clauses (a) and (b), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender's Revolving Commitment, Dollar and/or Term Loan Commitment, as applicable, shall be disregarded in the calculation.

"Applicable Rate" means, for any day, with respect to any Eurocurrency Revolving Loan, any Eurocurrency Term Loan, any ABR Revolving Loan, or any ABR Term Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread for Revolving Loans", "Eurocurrency Spread for Term Loans", "ABR Spread for Revolving Loans", "ABR Spread for Term Loans" or "Facility Fee Rate", as the case may be, based upon the Pricing Level applicable on such date.

Pricing Level	Facility Fee	Eurocurrency Spread for Revolving Loans	ABR Spread for Revolving Loans	Eurocurrency Spread for Term Loans	ABR Spread for Term Loans
Level I	0.10%	0.90%	0%	1.00%	0%
Level II	0.125%	1.00%	0%	1.125%	0.125%
Level III	0.15%	1.10%	0.10%	1.25%	0.25%

8

"Approved Jurisdictions" means Ireland, Switzerland, Luxembourg, the United States and England and Wales.

"Arrangers" means each of JPMCB, Merrill Lynch, Pierce, Fenner & Smith Incorporated, **MUFG Bank, Ltd. (f/k/a** The Bank of Tokyo-Mitsubishi UFJ, Ltd.**)**, Citigroup Global Markets Inc. and U.S. Bank National Association in its capacity as a joint bookrunner and joint lead arranger hereunder.

"Assignment and Assumption" means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

"Augmenting Lender" is defined in Section 2.20.

"Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Banking Services" means each and any of the following bank services provided to the Parent or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement services, automated clearinghouse transactions, return items services, any direct debit scheme or arrangement, overdraft services and interstate depository network services).

"Banking Services Agreement" means any agreement entered into by the Parent or any Subsidiary in connection with Banking Services.

"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

11

"Beneficial Ownership Certification" means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Board" means the Board of Governors of the Federal Reserve System of the United States.

"Borrower" means the Company or any Affiliate Borrower.

"Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

"Borrowing Request" means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form attached hereto as Exhibit G-1 or such other form as the Administrative Agent may approve from time to time.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term "Business Day" shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

"Calendar Quarter" means each of the four calendar quarters of each calendar year ending each March 31, June 30, September 30 and December 31 of each calendar year.

"Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Bank and the Revolving Lenders, as collateral or support for the LC Exposure, cash or deposit account balances, or a standby letter of credit from a financial institution satisfactory to the Administrative Agent, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

"Change in Law" means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental

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"Consolidated Subsidiary" means, as of any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements as of such date prepared in accordance with GAAP.

"Consolidated Total Assets" means the total consolidated assets of the Parent and its Subsidiaries, in each case determined in accordance with GAAP.

"Country Risk Event" means:

(a) any law, action or failure to act by any Governmental Authority in any Borrower's or Letter of Credit beneficiary's country which has the effect of:

(i) changing the obligations of any Issuing Bank or the Lenders under the relevant Letter of Credit, the Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to any Issuing Bank, the Lenders or the Administrative Agent from that which exists on the Effective Date,

(ii) changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(iii) preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(b) force majeure; or

(c) any similar event,

which, in relation to (a), (b) and (c), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or such Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Covered Party" has the meaning assigned to it in Section 9.18.

"Credit Event" means a Borrowing, the issuance, renewal or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

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"Credit Exposure" means, as to any Lender at any time, the sum of (a) such Lender's Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

"Credit Party" means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

"Debt" means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities (including employee compensation and benefit obligations) arising in the ordinary course of business, (iv) the outstanding principal obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (it being understood that if such Debt has not been assumed by such Person, the amount of such Debt shall be deemed to be the lesser of the fair market value at such date of such asset and the amount of such Debt), (vi) the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Securitization Transaction, (vii) all non-contingent reimbursement obligations of such Person under letters of credit and bank guarantees, and (viii) all Debt (as defined above) of others Guaranteed by such Person. Notwithstanding the foregoing, Debt shall exclude (a) any "earnouts" or similar obligations accrued in respect of any Permitted Acquisition, (b) any obligations in respect of customer advances in the ordinary course of business consistent with past practices and (c) defeased and/or discharged indebtedness so long as (i) neither the Parent nor any Subsidiary has any liability (contingent or otherwise) with respect to such indebtedness and (ii) the cash, securities and/or other assets used to defease and/or discharge such indebtedness are not, directly or indirectly, an asset of the Parent or any Subsidiary. In the event any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets at the date for determination of the amount of such Debt. For the avoidance of doubt, the amount of Debt of any Person at any date will be calculated without duplication of any Guarantee in respect thereof.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Defaulting Lender" means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations

15

combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Hedging Agreement.

"Impacted Interest Period" has the meaning assigned to such term in the definition of "LIBO Rate".

"Increasing Lender" has the meaning assigned to such term in Section 2.20.

"Incremental Term Loan" has the meaning assigned to such term in Section 2.20.

"Incremental Term Loan Amendment" has the meaning assigned to such term in Section 2.20.

"Indemnified Taxes" means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

"Indemnitee" has the meaning assigned to such term in Section 9.03(b).

"Ineligible Institution" has the meaning assigned to such term in Section 9.04(b).

"Information" has the meaning assigned to such term in Section 9.12.

"Initial Affiliate Borrower" means **Hoffman Schroff Holdings, Inc. (formerly known as** Pentair Technical Products Holdings, Inc.**)**, a Delaware corporation.

"Insolvency Regulation" shall mean the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Interest Coverage Ratio" means, for any period, the ratio of (i) EBITDA for such period to (ii) Interest Expense for such period.

"Interest Expense" means, for any period, the sum, without duplication, of consolidated interest expense of the Parent and its Subsidiaries for such period (including, in each case to the extent included in interest expense on the Parent's consolidated income statement, the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility, commitment and usage fees, and fees for standby letters of credit), plus consolidated yield or discount accrued, during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Parent and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction), plus net payments (if any) pursuant to Hedging Agreements, minus the sum (without duplication) of (a) annual administrative agent fees, (b) costs associated with obtaining swap agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under swap agreements or other derivative instruments and any one-time costs associated with breakage in respect of swap agreements for interest rates, (c) costs associated with the issuance or incurrence of debt, including amortization and write-off of deferred and other financing fees, debt issuance costs, commissions, fees and expenses and original issue discount, (d) PIK interest, (e) any non-cash expense in respect of any interest component relating to accretion or accrual of discounted liabilities and (f) net receipts (if any) pursuant to Hedging Agreements.

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(ii) in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company; and

(iii) which has complied with the notification requirements set out in Section 246(5)(a) of the Irish TCA.

(d) a qualifying company within the meaning of Section 110 of the Irish TCA; or

(e) an investment undertaking within the meaning of Section 739B of the Irish TCA; or

(f) an Irish Treaty Lender; or

(g) an exempted approved scheme within the meaning of Section 774 of the Irish TCA.

"Irish TCA" means the Taxes Consolidation Act, 1997 of Ireland.

"Irish Treaty Lender" means a Lender which is on the date the relevant payment is made entitled under a double taxation agreement (an "Irish Treaty") in force on that date between Ireland and another jurisdiction to that payment without any withholding for or on account of Irish Tax (subject to the completion of any procedural formalities) and which does not carry on a business in Ireland through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

"Issuing Bank" means each of JPMCB, Bank of America, N.A., **MUFG Bank, Ltd. (f/k/a** The Bank of Tokyo-Mitsubishi UFJ, Ltd.**)**, Citibank, N.A., U.S. Bank National Association and each other Lender designated by the Company as an "Issuing Bank" hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate or branch, as applicable, with respect to Letters of Credit issued by such Affiliate.

"JPMCB" means JPMorgan Chase Bank, N.A.

"Knowledge" means the actual knowledge of a Responsible Officer, without giving effect to imputed or constructive knowledge or giving rise to any duty to investigate.

"LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

"LC Exposure" means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time which are then available plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

"Lender Notice Date" has the meaning assigned to such term in Section 2.25(b).

"Lender Parent" means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

"Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or

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"Permitted Acquisition" means any Acquisition by the Parent or a Subsidiary which satisfies each of the following requirements: (i) no Event of Default or Default has occurred and is continuing at the time of, or will result upon giving effect to, such Acquisition; and (ii) in the case of the Acquisition of any Person, the board of directors (or equivalent governing body) of the Person being acquired (or all of the equity holders thereof) shall have approved such Acquisition.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

"Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Parent or any ERISA Affiliate for employees of the Parent or such ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

"Plan Asset Regulations" means 29 CFR § 2510.3-101 *et seq.*, as modified by Section 3(42) of ERISA, as amended from time to time.

"Pounds Sterling" means the lawful currency of the United Kingdom.

"Prime Rate" means the rate of interest last quoted by The Wall Street Journal as the "Prime Rate" in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined in good faith by the Administrative Agent) or any similar release by the Board (as determined in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"Public Debt Rating" the rating that has been most recently announced by S&P, Moody's or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company (or if no such rating is then in effect with respect to such debt, then the corporate, issuer or similar rating with respect to the Parent, that has been most recently announced by S&P, Moody's or Fitch, as the case may be), or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

"QFC Credit Support" has the meaning assigned to it in Section 9.18.

"Quotation Day" means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with

30

one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Parent.

"Supported QFC" has the meaning assigned to it in Section 9.18.

"Surviving Commitment" has the meaning assigned to such term in Section 2.09(b).

"Surviving Lender" has the meaning assigned to such term in Section 2.09(b).

"Swingline Exposure" means, at any time, the aggregate principal Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal Dollar Amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the Dollar Amount of participations funded by the other Revolving Lenders in such Swingline Loans).

"Swingline Foreign Currency Sublimit" means $30,000,000.

"Swingline Lenders" means each of JPMCB, Bank of America, N.A., **MUFG Bank, Ltd. (f/k/a** The Bank of Tokyo-Mitsubishi UFJ, Ltd.**)**, Citibank, N.A., U.S. Bank National Association and each other Lender designated by the Company as a "Swingline Lender" hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as a lender of Swingline Loans hereunder.

"Swingline Loan" means a Loan made pursuant to Section 2.05.

"Swingline Sublimit" means as to any Lender (i) the amount set forth opposite such Lender's name on Schedule 2.05 hereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Sublimit in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv) (provided that, in the case of each of the foregoing clauses (i) and (ii), any increase in the Swingline Sublimit with respect to any Lender shall only require the consent of the Company and such Lender).

"Swiss Borrower" means any Affiliate Borrower organized under the laws of Switzerland or, if different, is deemed resident in Switzerland for Swiss Withholding Tax purposes pursuant to Article 9 of the Swiss Withholding Tax Act.

"Swiss Guidelines" means, together, the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (*Merkblatt S-02.122.1 vom April 1999 betreffend "Obligationen"*), S-02.123 in relation to inter bank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (*Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)*), S-02.128 in relation to syndicated credit facilities of January 2000 (*Merkblatt S-02.128 vom Januar 2000 "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen"*), S-02.130.1 in relation to money market instruments and book claims of April 1999 (*Merkblatt S-02.130.1 vom April 1999 "Geldmarktpapiere und Buchforderungen inländischer Schuldner"*), the circular letter No. 15 (*1-015-DVS-2007*) of 7 February 2007 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (*Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 3. Oktober 2017*) and the circular letter No. 34 of 26

35

"Syndication Agent" means each of Bank of America, N.A., **MUFG Bank, Ltd. (f/k/a** The Bank of Tokyo-Mitsubishi UFJ, Ltd.), Citibank, N.A. and U.S. Bank National Association in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

"Synthetic Lease Obligations" means obligations under operating leases (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by the Parent or a Consolidated Subsidiary. The amount of Synthetic Lease Obligations under any such lease shall be determined in accordance with GAAP as if such operating lease were a capital lease.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

"TARGET2 Day" means a day that TARGET2 is open for the settlement of payments in euro.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term Lender" means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

"Term Loan Commitment" means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $200,000,000 on the date of this Agreement. After advancing the Term Loan, each reference to a Term Lender's Term Loan Commitment shall refer to that Term Lender's Applicable Percentage of the Term Loans.

"Term Loan Maturity Date" means the five year anniversary of the Closing Date, as extended (in the case of each Term Lender consenting thereto) pursuant to Section 2.25.

"Term Loans" means the term loans made by the Term Lenders to the Company pursuant to Section 2.01(b).

"Total Revolving Credit Exposure" means, at any time, the sum of the outstanding principal amount of all Revolving Lenders' Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Revolving Lenders shall have funded their respective participations in the outstanding Swingline Loans.

"Trade Date" has the meaning specified in Section 9.04(e)(i) hereof.

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"Transaction Expenses" has the meaning assigned to such term in the definition of "Spinoff Transactions".

"Transactions" means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the Spinoff and the Spinoff Transactions.

"Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the current liability as defined in Section 412(l)(7) of the Code under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all as determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Parent or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.

"United States" and "U.S." each mean the United States of America.

"U.S. Lender" means a Lender that is not a Foreign Lender.

"U.S. Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"U.S. Special Resolution Regime" has the meaning assigned to it in Section 9.18.

"UK Bankruptcy Event" means:

(a) a UK Relevant Entity is unable or admits inability to pay its debts (as defined in section 123(1)(a) of the Insolvency Act 1986) as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, or suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties; or

(b) any corporate action, legal proceedings or other formal procedure or formal step for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity; (ii) a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity; or (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of the assets of any UK Relevant Entity; save that this paragraph (b) shall not apply to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

"UK Borrower" means any Affiliate Borrower resident for tax purposes in England and Wales.

"UK Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2, duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax

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financial statements delivered pursuant to Section 5.01(a) and 5.01(b) shall be prepared without giving effect to this sentence).

SECTION 1.05 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of "LIBO Rate" or with respect to any comparable or successor rate thereto, or replacement rate therefor (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms).

SECTION 1.06 Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Affiliate Borrower which is organized under the laws of Luxembourg, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a *juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur* or *curateur*; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy *(faillite)* within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (ii) controlled management *(gestion contrôlée)* within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors *(concordat préventif de la faillite)* within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments *(sursis de paiement)* within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended, (c) a lien or security interest includes any *hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention*, and any type of security in rem (*sûreté réelle*) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (*cessation de paiements*) or having lost or meeting the criteria to lose its commercial creditworthiness (*ébranlement de crédit*); (e) attachments or similar creditors process means an executory attachment (*saisie exécutoire*) or conservatory attachment (*saisie arrêt*); and (f) a "set-off" includes, for purposes of Luxembourg law, legal set-off.

SECTION 1.07 Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Parent immediately preceding the fiscal quarter of the Parent in which such transaction requiring a determination occurs.

SECTION 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II.

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Availability Period in an aggregate principal amount that

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expected to have a Material Adverse Effect. Under the laws of Luxembourg it is not necessary that the Loan Documents be filed, recorded or enrolled with any court or other authority in any jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents, except (i) where the Loan Documents are physically attached (*annexé(s)*) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an *ad valorem* duty (of, for instance, 0.24 per cent. of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered, and (ii) in the case of voluntary registration of the Loan Documents.

SECTION 3.08 Not an Investment Company. Neither the Parent nor any Subsidiary thereof is an "investment company" within the meaning of the Investment Company Act of 1940.

SECTION 3.09 Environmental Matters. The Parent conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on the business, operations and properties of the Parent and its Subsidiaries, and as a result thereof the Parent has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Parent and its Subsidiaries taken as a whole.

SECTION 3.10 Use of Proceeds. The Borrowers will use the proceeds of the Credit Events solely for the purposes described in Section 5.02.

SECTION 3.11 Disclosure. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole; provided that, with respect to projected financial information, such Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that projected financial information is simply an estimate, and there is no guarantee that projected results will in fact be achieved). **As of the Amendment No. 1 Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.**

SECTION 3.12 Anti-Corruption Laws and Sanctions.

(a) Each of the Parent and its Subsidiaries and, to its Knowledge, its controlled affiliated companies and their respective directors, officers, employees, and agents are conducting their business in compliance in all material respects with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(b) None of the Parent or its Subsidiaries or, to its Knowledge, their respective directors, officers, employees or agents acting in any capacity in connection with, or directly benefiting from, the Credit Events:

(i) is a Designated Person;

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members of a group of companies consisting of a holding company and its subsidiaries for the purposes of Section 243 of the Irish Companies Act.

SECTION 3.17 Tax Residence. Each Loan Party (other than the Parent) represents that it is resident for Tax purposes only in its jurisdiction of incorporation. The Parent represents that it is resident for Tax purposes only in **Ireland or** the United Kingdom.

ARTICLE IV.

CONDITIONS

SECTION 4.01 Effective Date. This Agreement and the other Loan Documents shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Foley & Lardner LLP, special counsel for the Loan Parties, (ii) Arthur Cox, special Irish counsel for the Loan Parties, and (iii) Allen & Overy, *Société en Commandite Simple, inscrite au barreau de Luxembourg*, special Luxembourg counsel for the Loan Parties, substantially in the form of Exhibits B-1, B-2 and B-3, respectively, and covering such other matters relating to the Parent, the Company, the Initial Affiliate Borrower, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests each such counsels to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties (which shall include, in the case of the Irish Loan Party, evidence that such Loan Party has complied with Section 82 of the Companies Act 2014 of Ireland), the authorization of the Transactions and any other legal matters relating to the Parent, the Company, the Initial Affiliate Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in Section I of the list of closing documents attached as Exhibit E.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Closing Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Effective Date shall have occurred.

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agreements shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the rights or interests of the Lenders without the prior approval of the Administrative Agent, it being agreed that the Administrative Agent will act reasonably in making any such determination.

(i) The Administrative Agent shall have received evidence satisfactory to it that the "Commitments" under (and as defined in) the Pentair Credit Agreement have been (or contemporaneously with the Closing Date will be) ratably and permanently reduced to $800,000,000 or less (it being understood that such reduction may be effectuated by a commitment reduction under, an amendment to, an amendment and restatement of or a replacement of the Pentair Credit Agreement).

(j) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions set forth in this Section 4.02 shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on May 31, 2018, and it is hereby understood and agreed that in the event each of such foregoing conditions shall not have been so satisfied or waived, the Commitments shall automatically and irrevocably terminate at 5:00 p.m., New York City time, on May 31, 2018.

SECTION 4.03 Each Credit Event. The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrowers set forth in this Agreement (other than the representations contained in Sections 3.04(b) and 3.05) shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of **the date of** such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Loan and each issuance, amendment to increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.04 Designation of an Affiliate Borrower. The designation of an Affiliate Borrower pursuant to Section 2.23 is subject to the conditions precedent that:

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(a) The Company or such proposed Affiliate Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(i) subject to clauses (d) and (e) below, copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors' (or other applicable governing body's) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Affiliate Borrowing Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(ii) an incumbency certificate, executed by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, which shall identify by name and title and bear the signature of the officers or other representatives of such Subsidiary authorized to request Borrowings hereunder and sign the Affiliate Borrowing Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(iii) opinions of counsel to such Subsidiary (which may include inside counsel to such Subsidiary for certain matters), in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(iv) any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent or any Lender (including in connection with the Patriot Act); and

(v) any documentation and other information related to such Subsidiary reasonably requested by the Administrative Agent or any Lender under applicable "know your customer" or similar rules and regulations, including the Patriot Act **and the Beneficial Ownership Regulation**;

(b) The Administrative Agent shall have received evidence satisfactory to it that all of such Affiliate Borrower's then existing credit facilities shall have been cancelled and terminated and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans to such Borrower or otherwise permitted to be outstanding pursuant to this Agreement);

(c) In the event an Affiliate Borrower is organized under the laws of Luxembourg, (i) an excerpt (*extrait*) issued by the Luxembourg Trade and Companies Register dated as of the date of its designation and (ii) a non-registration certificate (*certificate de non-inscription d'une décision judiciaire*) issued by the Luxembourg Trade and Companies Register regarding the absence of judicial proceedings dated as of the date of its designation;

(d) In the event an Affiliate Borrower is organized under the laws of Switzerland, (i) a copy of the constitutional documents of such Affiliate Borrower, being a certified excerpt of the competent commercial register, a certified copy of the articles of association (containing a

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(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Senior Financial Officer (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 6.01 and 6.02 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Event of Default or Default and, if any such event then exists, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto.

(d) Notice of Default. Forthwith upon the occurrence of any Responsible Officer obtaining knowledge of any Event of Default or Default, a certificate of a Senior Financial Officer setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto.

(e) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed.

(f) SEC Filings. Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K and 10-Q which the Parent shall have filed with the SEC.

(g) ERISA Notices. If and when the Parent or ERISA Affiliate or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a distress or PBGC-initiated termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC.

(h) Notice of Other Material Events. Promptly upon obtaining knowledge thereof, notice of the commencement of any litigation or Governmental Authority proceeding affecting the Parent or any Subsidiary (including pursuant to any applicable Environmental Law) in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect.

(i) Ratings. Promptly upon the public announcement thereof, notice of any downgrade in any credit rating (including the Public Debt Rating) with respect to the Company or the Parent by Moody's, S&P or Fitch.

(j) Beneficial Ownership Certification Changes. Promptly after the occurrence thereof, notice to the applicable Lender of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(k) KYC Information. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

(l) ~~(j)~~ Other Information. ~~**From time to time**~~**Promptly following any request therefor,** such additional information regarding the financial position or business of the Loan Parties as the Administrative Agent, at the request of any Lender, may reasonably request~~.~~ **(it being understood and agreed that no Loan Party nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (i) in respect of which disclosure to the Administrative Agent, any Lender**

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or their representatives is then prohibited by applicable law or any agreement binding on any Loan Party or any of its Subsidiaries, (ii) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (iii) constitutes non-financial trade secrets or non-financial proprietary information).

Documents required to be delivered pursuant to Sections 3.04 or 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date such documents are posted on the Parent's behalf on SyndTrak/IntraLinks/IntraAgency, on EDGAR (the Electronic Data Gathering, Analysis and Retrieval system of the SEC) or any successor thereto, or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, except in the case of any filing on EDGAR or any successor thereto, the Parent shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

If any financial materials and related certificates required to be delivered pursuant to Sections 5.01(a), (b) and/or (c) shall be required to be delivered pursuant to the terms of such Section(s) on a day that is not a Business Day, the required date for such delivery shall be extended to the next succeeding Business Day.

SECTION 5.02 Use of Proceeds. The Parent shall, and shall cause each Subsidiary to, use the proceeds of the Term Loans on or prior to the Spinoff Date, to finance certain payments to Pentair in conjunction with the Spinoff Transactions and to pay Transaction Expenses (it being understood and agreed that the proceeds of the Term Loans may not be used for any purpose other than as set forth in this sentence). The Parent shall, and shall cause each Subsidiary to, use the proceeds of the Revolving Loans (a) on or prior to the Spinoff Date, to finance certain payments to Pentair in conjunction with the Spinoff Transactions and to pay Transaction Expenses and (b) thereafter, solely for working capital needs and for general corporate purposes (including Permitted Acquisitions, permitted share repurchases, capital expenditures and repayment of Debt) of the Parent, each Borrower and the Subsidiaries. Without limiting the foregoing, the Parent shall not, and shall not permit any Subsidiary to, use the proceeds of any Credit Events, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" in violation of Regulation U of the Board. In no event shall the proceeds of the Loans be utilized for any purpose that would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or section 82 of the Irish Companies Act.

SECTION 5.03 Compliance with Contractual Obligations and Laws. The Parent shall, and shall cause each Subsidiary to, comply with all applicable laws and regulations of any Governmental Authority having jurisdiction over it or its business the non-compliance with which would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, each Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 5.04 Insurance. The Parent shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable insurers (as determined at the time the relevant coverage is placed or renewed in the good faith judgment of the Parent or relevant Subsidiary) and/or pursuant to a self-insurance program, insurance with respect to its properties and business against loss or damage of the

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kinds customarily insured against by Persons engaged in the same or similar businesses and covering similar properties in the same or similar localities, of such types, with such deductibles, covering such risks and in such amounts as are customarily carried under similar circumstances by such other Persons, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Ownership of Borrowers. The Parent shall at all times own and control, directly or indirectly, all of the equity interests (other than directors' qualifying shares and other than as may be required by law) of each Borrower (unless, in the case of any Borrower other than the Company, such Borrower and has ceased to be a party hereto pursuant to Section 2.23).

SECTION 5.06 Payment of Taxes. The Parent shall, and shall cause each Subsidiary to, pay or make provision for the payment of all United States federal and material foreign, state and other taxes which have become due pursuant to such returns or pursuant to any assessment in respect thereof received by the Parent or any Subsidiary, except (a) taxes that are being contested in good faith and for which adequate reserves have been provided and/or (b) where the failure to so pay could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Swiss Non-Bank Rules. Each Swiss Loan Party shall at all times comply with the Swiss Twenty Non-Bank Rule, to the extent applicable; provided that a Swiss Loan Party shall not be in breach of this Section 5.07 if non-compliance arises solely as a consequence of (a) an inaccurate representation and warranty by a Lender pursuant to Section 9.17; (b) any assignment or participation by a Lender to a Person that is not a Swiss Qualifying Lender without the consent of the Company; or (c) any Lender ceasing to be a Swiss Qualifying Lender so long as commencing promptly after the Company obtains knowledge of such event, the Company and such Swiss Loan Party take all reasonable steps to cause the number of creditors of such Swiss Loan Party relevant under the Swiss Twenty Non-Bank Rule to be not more than 20.

SECTION 5.08 Loan Party Location. The Parent will cause (i) each Borrower and each Material Subsidiary incorporated or organized in an EU jurisdiction to cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in its jurisdiction of incorporation and not to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside its jurisdiction of incorporation or organization, as applicable and (ii) each Borrower and each Material Subsidiary incorporated in England and Wales to cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in England and Wales and not to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside its jurisdiction of incorporation. The Parent will cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in its jurisdiction of incorporation and not to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside its jurisdiction of incorporation.

SECTION 5.09 Tax Residence. No Loan Party may change its residence for Tax purposes**; provided that the Parent may change its residence from time to time for Tax purposes from the United Kingdom to Ireland or from Ireland to the United Kingdom**.

SECTION 5.10 Service of Process Agent. To the extent that the Company wishes to terminate the Initial Affiliate Borrower as a Borrower hereunder, the Company will provide to the Administrative Agent prior to, or substantially contemporaneously with, such termination a letter from the Service of Process Agent described in clause (ii) of the definition of "Service of Process Agent" (or any other Service of Process Agent acceptable to the Administrative Agent), and such letter will confirm such

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Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has ~~not~~ provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that:

(i) none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated

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Party or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Loan Party or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.17 Confirmation of Lender's Status as Swiss Qualifying Lender. Each Lender represents and warrants to the Loan Parties that, on the date of this Agreement (or, if later, the date such Lender becomes a party hereto), unless notified in writing to the Company and the Administrative Agent prior to the Effective Date (or such later date), it is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender. Any Person that shall become a successor, assign or Participant with respect to any Lender pursuant to this Agreement shall be deemed to have represented and warranted that it is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender or, if not, such Person accounts as one single creditor for purposes of the Swiss Non-Bank Rules. Each Lender shall promptly notify the Company and the Administrative Agent if for any reason it ceases to be a Swiss Qualifying Lender and/or it enters into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender.

SECTION 9.18 Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution

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power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X.

PARENT GUARANTEE

In order to induce the Lenders to extend credit to the Borrowers hereunder or to any of the Parent's Subsidiaries under Hedging Agreements and Banking Services Agreements, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parent hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due, subject to the notice provisions contained in this Article X, of the Obligations and the Specified Ancillary Obligations (collectively, the "Guaranteed Obligations"). The Parent further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation. For the avoidance of doubt and notwithstanding any provision hereof to the contrary, (i) the Guaranteed Obligations shall in no event be broader than the performance of the related Obligations or Specified Ancillary Obligations in accordance with their terms and (ii) nothing contained in this Article X shall affect or otherwise impair any rights (including rights of setoff or counterclaim) that the applicable Borrower or Subsidiary may have against any holder of Guaranteed Obligation under the applicable Hedging Agreement and/or Banking Services Agreement, as applicable, by reason of any action or failure to act of such holder thereunder (including, without limitation, any breach or default of such holder under the related Hedging Agreement or Banking Services Agreement).

The Parent waives presentment to, demand of payment from and protest to any Subsidiary of any of the Guaranteed Obligations, and also waives, other than as set forth in this Article X, notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Parent under this Article X shall not be affected by: (a) the failure of the Administrative Agent, any Issuing Bank or

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SCHEDULE 2.01

COMMITMENTS

LENDER	REVOLVING COMMITMENT	TERM LOAN COMMITMENT
JPMORGAN CHASE BANK, N.A.	$62,231,332.36	$25,768,667.64
BANK OF AMERICA, N.A.	$62,231,332.36	$25,768,667.64
~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.	$62,231,332.36	$25,768,667.64
CITIBANK, N.A.	$62,231,332.36	$25,768,667.64
U.S. BANK NATIONAL ASSOCIATION	$62,231,332.36	$25,768,667.64
GOLDMAN SACHS BANK USA	$58,500,000.00	$0.00
WELLS FARGO BANK, NATIONAL ASSOCIATION	$41,369,692.53	$17,130,307.47
HSBC BANK USA, NATIONAL ASSOCIATION	$41,369,692.53	$17,130,307.47
DEUTSCHE BANK AG NEW YORK BRANCH	$58,500,000.00	$0.00
PNC BANK, NATIONAL ASSOCIATION	$30,408,491.95	$12,591,508.05
BANK OF MONTREAL, LONDON BRANCH	$30,408,491.95	$12,591,508.05
BANK OF CHINA, LOS ANGELES BRANCH	$28,286,969.24	$11,713,030.76
AGGREGATE COMMITMENTS	**$600,000,000**	**$200,000,000**

SCHEDULE 2.05

SWINGLINE SUBLIMITS

LENDER	SWINGLINE SUBLIMIT
JPMORGAN CHASE BANK, N.A.	$15,000,000
BANK OF AMERICA, N.A.	$15,000,000
~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.	$15,000,000
CITIBANK, N.A.	$15,000,000
U.S. BANK NATIONAL ASSOCIATION	$15,000,000

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [*Insert name of Assignor*] (the "Assignor") and [*Insert name of Assignee*] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender][1]]
3.	Borrowers:	nVent Finance S.à r.l. and ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc.
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:	The Credit Agreement dated as of March 23, 2018 among nVent Finance S.à r.l., nVent Electric plc, ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc., the other Affiliate Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto
6.	Assigned Interest:	

[1] Select as applicable.

EXHIBIT C-1

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this "Supplement"), by and among each of the signatories hereto, to the Credit Agreement, dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent").

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[__________], thereby making the aggregate amount of its total Revolving Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].

[[__]. The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].][10]

[[__]. The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the

[10] Delete as applicable – each Increasing Lender is required to confirm which of these three categories it falls within.

EXHIBIT C-2

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this "Supplement"), by and among each of the signatories hereto, to the Credit Agreement, dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent").

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].

[[__]. The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].][14]

[[__]. The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into

[14] Delete as applicable – each Augmenting Lender is required to confirm which of these three categories it falls within.

EXHIBIT D-1

[FORM OF]
REVOLVING CREDIT NOTE

March 23, 2018

FOR VALUE RECEIVED, the undersigned, [NVENT FINANCE S.À R.L., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846][~~PENTAIR TECHNICAL PRODUCTS~~**HOFFMAN SCHROFF** HOLDINGS, INC.] (the "Borrower"), HEREBY PROMISES TO PAY TO [LENDER] (the "Lender") the outstanding principal balance of the Lender's Revolving Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of March 23, 2018, by and among nVent Finance S.à r.l., nVent Electric plc, ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc., the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto, the Documentation Agents, the Syndication Agents and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Revolving Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Revolving Loan made by such Lender, (b) the character of each Revolving Loan as one or more ABR Borrowings, one or more Eurocurrency Borrowings, or a combination thereof, (c) the Interest Period and Adjusted LIBO Rate applicable to each Eurocurrency Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Revolving Loan. No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Revolving Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Revolving Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NVENT FINANCE S.À R.L.]
[~~PENTAIR TECHNICAL PRODUCTS HOLDINGS,~~
HOFFMAN SCHROFF HOLDINGS, INC.]

EXHIBIT D-2

[FORM OF]
TERM LOAN NOTE

March 23, 2018

FOR VALUE RECEIVED, the undersigned, NVENT FINANCE S.À R.L., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Borrower"), HEREBY PROMISES TO PAY TO [LENDER] (the "Lender") the outstanding principal balance of the Lender's Term Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of March 23, 2018, by and among nVent Finance S.à r.l., nVent Electric plc, ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc., the other Affiliate Borrowers from time to time party thereto, the Lenders party thereto, the Documentation Agents, the Syndication Agents and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Term Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement. This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Term Loan made by such Lender, (b) the character of each Term Loan as one or more ABR Borrowings, one or more Eurocurrency Borrowings, or a combination thereof, (c) the Interest Period and Adjusted LIBO Rate applicable to each Eurocurrency Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Term Loan. No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Term Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Term Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

NVENT FINANCE S.À R.L.

By:___________________________________
Name:
Title:

EXHIBIT F-1

[FORM OF]
AFFILIATE BORROWING AGREEMENT

AFFILIATE BORROWING AGREEMENT dated as of [_____], among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc, an Irish public limited company (the "Parent"), [Name of Affiliate Borrower], a [__________] (the "New Affiliate Borrower"), and JPMorgan Chase Bank, N.A. as Administrative Agent (the "Administrative Agent").

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Parent, ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Affiliate Borrowers (collectively with the Company, the "Borrowers"), and the Company and the New Affiliate Borrower desire that the New Affiliate Borrower become an Affiliate Borrower. In addition, the New Affiliate Borrower hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. **[**Notwithstanding the preceding sentence, the New Affiliate Borrower hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Affiliate Borrower and sign this Affiliate Borrowing Agreement and the other Loan Documents to which the New Affiliate Borrower is, or may from time to time become, a party: [______________].**]**

Each of the Company, the Parent and the New Affiliate Borrower represents and warrants that the representations and warranties in the Credit Agreement relating to the New Affiliate Borrower and this Agreement (other than the representations contained in Sections 3.04(b) and 3.05) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS] The Parent agrees that the guarantee of the Parent contained in the Credit Agreement will apply to the Obligations of the New Affiliate Borrower. Upon execution of this Agreement by each of the Company, the Parent and the New Affiliate Borrower and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute an "Affiliate Borrower" for all purposes thereof, and the New Affiliate Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT F-2

[FORM OF]
AFFILIATE BORROWER TERMINATION

JPMorgan Chase Bank, N.A.
as Administrative Agent
for the Lenders referred to below
[__________]
[__________]
Attention: [__________]

[Date]

Ladies and Gentlemen:

The undersigned, nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), refers to the Credit Agreement dated as of March 23, 2018 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, nVent Electric plc (the "Parent"), ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [______________] (the "Terminated Affiliate Borrower") as an Affiliate Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Affiliate Borrower are outstanding as of the date hereof and that all amounts payable by the Terminated Affiliate Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Affiliate Borrower shall continue to be a Borrower until such time as all Loans made to the Terminated Affiliate Borrower shall have been prepaid and all amounts payable by the Terminated Affiliate Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Affiliate Borrower under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Affiliate Borrower shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

EXHIBIT G-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603

Attention: [__________]
Facsimile: [__________]][19]

With a copy to:

[__________]
[__________]
Attention: [__________]
Facsimile: [__________]

Re: nVent Finance S.à r.l.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the "Lenders") and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the "Administrative Agent"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] specifies the following information with respect to such Borrowing requested hereby:

1. Name of Borrower: __________

2. The requested Borrowing is a [Revolving][Term Loan] Borrowing

3. Aggregate principal amount of Borrowing:[20] __________

---

[19] If request is in respect of Revolving Loans in a Foreign Currency or a Designated Loan, please replace this address with the London address from Section 9.01(a)(ii).

[20] Not less than applicable amounts specified in Section 2.02(c).

EXHIBIT G-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603

Attention: [_______]
Facsimile: ([__]) [__]-[_____]][23]

Re: nVent Finance S.à r.l.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders (the "Lenders") and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the "Administrative Agent"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Affiliate Borrower],] specifies the following information with respect to such conversion requested hereby:

1. List Borrower, date, Type, Class, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing: _________

2. Aggregate principal amount of resulting Borrowing: _________

3. Effective date of interest election (which shall be a Business Day): _________

4. Type of Borrowing (ABR or Eurocurrency): _________

5. Interest Period and the last day thereof (if a Eurocurrency Borrowing):[24] _________

6. Agreed Currency: _______________

[23] If request is in respect of Revolving Loans in a Foreign Currency or a Designated Loan, please replace this address with the London address from Section 9.01(a)(ii).

[24] Which must comply with the definition of "Interest Period" and end not later than the applicable Maturity Date.

EXHIBIT H-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~**Pentair Technical Products**~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the "Administrative Agent").

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and applicable Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________________________
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the "Administrative Agent").

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_______________________________________
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the "Administrative Agent").

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:______________________________________
Name:
Title:

EXHIBIT H-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Credit Agreement dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846 (the "Company"), nVent Electric plc (the "Parent"), ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc. (the "Initial Affiliate Borrower"), the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the "Administrative Agent").

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any such Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

EXHIBIT I

[FORM OF]
IRISH QUALIFYING LENDER CONFIRMATION

To: nVent Finance S.à r.l., a Luxembourg private limited liability company (*Société à responsabilité limitée*), having its registered office at 26, boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (*R.C.S. Luxembourg*) under number B 219846, nVent Electric plc, ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc., and JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement referenced below:

Name of Lender: ______________________________________

Address of Lender: ____________________________________

Date: ____________________________________

Reference is hereby made to that certain Credit Agreement, dated as of March 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among nVent Finance S.à r.l., nVent Electric plc, ~~Pentair Technical Products~~**Hoffman Schroff** Holdings, Inc., the other Affiliate Borrowers from time to time party thereto, the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders.

Pursuant to Section 2.17(j) of the Credit Agreement, the undersigned Lender hereby confirms, as at the date of this Confirmation, that it is:

- ■ not an Irish Qualifying Lender; or
- ■ an Irish Qualifying Lender (under paragraph (f) of the definition); or
- ■ an Irish Qualifying Lender (under paragraphs (a), (b), (c), (d), (e), or (g) of the definition).

[NAME OF LENDER]

By:____________________
Name:
Title: